Exhibit 24.1

F.N.B. CORPORATION

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of F.N.B. Corporation, a corporation organized under the laws of the State of Florida (the “Corporation”), hereby constitutes and appoints Vincent J. Delie, Jr. and Vincent J. Calabrese, Jr., and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement (the “Registration Statement”) on Form S-4 or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Corporation’s common stock, par value $0.01 per share, to be issued in connection with the acquisition of PVF Capital Corp. (“PVF”) in accordance with the terms of an Agreement and Plan of Merger dated as of February 19, 2013, between the Corporation and PVF, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Signature	Title	Date

/s/ William B. Campbell	Director	May 15, 2013
William B. Campbell

/s/ James D. Chiafullo	Director	May 15, 2013
James D. Chiafullo

/s/ Vincent J. Delie, Jr.	President, Chief Executive Officer and a Director (principal executive officer)	May 15, 2013
Vincent J. Delie, Jr.

/s/ Laura E. Ellsworth	Director	May 15, 2013
Laura E. Ellsworth

/s/ Robert B. Goldstein	Director	May 15, 2013
Robert B. Goldstein

/s/ Stephen J. Gurgovits	Chairman of the Board and a Director	May 15, 2013
Stephen J. Gurgovits

/s/ David J. Malone	Director	May 15, 2013
David J. Malone

/s/ Stephen Martz	Director	May 15, 2013
D. Stephen Martz

/s/ Robert J. McCarthy, Jr.	Director	May 15, 2013
Robert J. McCarthy, Jr.

/s/ Arthur J. Rooney, II	Director	May 15, 2013
Arthur J. Rooney, II

Signature	Title	Date

/s/ John W. Rose	Director	May 15, 2013
John W. Rose

/s/ John S. Stanik	Director	May 15, 2013
John S. Stanik

/s/ William J. Strimbu	Director	May 15, 2013
William J. Strimbu

/s/ Earl K. Wahl, Jr.	Director	May 15, 2013
Earl K. Wahl, Jr.

/s/ Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	May 15, 2013
Vincent J. Calabrese, Jr.

/s/ Timothy G. Rubritz	Corporate Controller and Senior Vice President (principal accounting officer)	May 15, 2013
Timothy G. Rubritz